EXHIBIT 10.18.5

                        AMENDMENT #5 TO DEALER AGREEMENT
                               REPLACEMENT PROGRAM

         THIS AMENDMENT #5 (herein "Amendment") to the Dealer Agreement ("Agreement") is made this 9th day of April, 2007 with an effective date of June 1, 2006 ("Effective Date") by and among Conn Appliances, Inc., a Texas corporation ("Conn"), CAI, L.P., a Texas limited partnership ("CAILP") having their principal places of business at 3295 College Street, Beaumont, Texas 77701 (except as otherwise noted, Conn and CAILP collectively herein referred to as "Dealer"), and Federal Warranty Service Corporation, an Illinois corporation having its principal place of business at 260 Interstate North Circle, SE, Atlanta, GA 30339 (through prior Amendment #1 replaced Voyager Service Programs, Inc.) ("Federal").

WHEREAS, Dealer and Voyager entered into a "Dealer Agreement" stated as effective January 1, 1998 (the "Agreement") concerning the sale by Dealer of Service Contracts covering certain specified merchandise sold by Dealer, under which Service Contracts Voyager was the obligor, and which Service Contracts were administered by Dealer; and

WHEREAS, "Amendment #1" to the Agreement substituted Federal in place of Voyager and CAILP in place of Conn as parties to the Agreement, "Amendment #2" amended the term and termination provisions of the Agreement, "Amendment #3" amended the Agreement's pricing provisions and provided for the transfer and release of specified reserves held by Voyager under the Agreement and "Amendment #4" provided mutual commitment to the future addition of the Replacement Program (as defined in Amendment #4) and provided for the assignment of a Sales Manager to support Dealer's Service Contract program; and

WHEREAS, The parties now desire to amend the Agreement to provide for the implementation and launch of the Replacement Program.

NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein and in the Agreement, the parties do hereby agree as follows:


1. The parties agree that the Replacement Program is hereby added to the Agreement and shall be included in the term "Service Contract" as used therein. A "Replacement Program" Service Contract is one which provides for the replacement of Covered Merchandise in the event of specified types of failure as set forth in the applicable Service Contract form. The initial Replacement Program Service Contract form approved by Federal for use by Dealer is attached hereto as Exhibit A.1. Dealer shall use only the Replacement Program Service Contract forms approved by Federal. Replacement Program Service Contracts may be sold to cover only specific categories of Covered Merchandise, and at specific Contract Prices, as set forth in Schedule A.1 attached hereto. Exhibit A.1 and Schedule A.1 are hereby attached to and made part of the Agreement.

2. Paragraph 2.2 is hereby deleted in its entirety and replaced with the following:

     "Contract Prices. Dealer shall sell Non-Replacement Program Service Contracts on such Covered Merchandise and at such prices as are contained in Schedule A.1 and shall sell Replacement Program Service Contracts on such Covered Merchandise and at such prices contained in Schedule A.1 attached hereto (such retail prices for both Replacement Program and Non-Replacement Program Service Contracts shall herein be referred to as "Contract Prices"). Dealer shall, from time to time, establish the Contract Prices to be charged for the Service Contracts subject to Federal's approval and shall advise Federal in writing of such Contract Prices. Approval of the Contract Prices shall not be unreasonably withheld or delayed by Federal. It is understood that in the event Federal has neither disapproved a Dealer-proposed Contract Price nor requested additional time to review same, in writing, within ten (10) business days after Federal's receipt thereof, approval of such Contract Price shall be deemed to be given. Dealer shall comply with all United States (federal), Texas and Louisiana laws and regulations applicable to the pricing of the Service Contracts.""


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3.   The  definition  of  Federal  Fees in the  first  sentence  of 5.1 shall be replaced with the following:

     "Federal Fee" means

          a) for the Non-Replacement Program Service Contracts: that amount equal to thirty-four percent (34%) of the Contract Prices and

          b) for the Replacement Program Service Contracts: that amount equal to fifty-four percent (54%) of the Contract Prices for the first $3,750,000 of such retail sales during any contract year, and that amount equal to fifty percent (50%) of the Contract Prices for retail sales in excess of $3,750,000 during any contract year.

     The Federal Fee applies to Contract Prices net of sales tax collected of Service Contracts sold by or delivered by Dealer in connection with the sale of covered Merchandise and any renewals thereof.

4. The reference to "paragraph 5.5" as found in paragraph 3.7 of the Agreement is hereby amended to refer to "paragraph 5.4.

5. The attached Exhibit D, amended to reflect the differing Federal (previously Voyager) retention rates for Replacement Program business, is hereby attached to the Agreement and replaces in its entirety the previous Exhibit D.

6. All other terms and conditions of the Agreement shall apply to the Replacement Program and shall remain the same.


IN WITNESS HEREOF, the parties have signed this Amendment effective as of the date first above written.

                                          Conn Appliances, Inc.

                                          By:
                                              -------------------------------
                                          Title:
                                                 ----------------------------

Federal Warranty Service Corporation      CAI, L.P. (by Conn Appliances, Inc.,
                                          General Partner)

By:                                       By:
    --------------------------------          -------------------------------
Title:                                    Title:
       -----------------------------             ----------------------------


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                                   EXHIBIT A.1
                    REPLACEMENT PROGRAM TERMS AND CONDITIONS



                                REPLACEMENT PLAN
                                SERVICE AGREEMENT


In consideration of the amount paid on the invoice for this Replacement Plan Service Agreement ("Agreement"), and except as hereinafter provided, should Your covered product require replacement, Federal Warranty Service Corporation will make the necessary replacement of the product identified on this invoice at the owner's address as identified on the invoice. Pre-existing conditions are included in this Agreement. This Agreement is not a contract of Insurance.

"We", "Us" and "Our" mean the company obligated under this Agreement, Federal Warranty Service Corporation [P.O. Box 105689, Atlanta, GA 30348-5689]. "You" and "Your" indicates the purchaser of this Agreement. " Retailer" means the store You purchased the products covered under this Agreement from. "Covered Product" means the consumer item(s) which You purchased concurrently with and is covered by this Agreement. "Administrator" means CAI, LP ("Conn's").
"Replacement" mean the exchange of a defective covered product with a new, rebuilt, or refurbished product of equal or similar features and functionality as the original covered product. We reserve the right to select the manufacturer and model of the replacement product. This Agreement is not a contract of insurance.

                      REPLACEMENT PLAN TERMS AND CONDITIONS

(1) For the Replacement Plan , the term of this Agreement begins on the date of purchase and continues for a period of two (2) years or until a claim is paid, whichever occurs first.

     (2) We will replace the Covered Product, at Our discretion, when required due to a mechanical or electrical breakdown during normal usage, including those experienced during normal wear and tear. A mechanical or electrical breakdown caused by a direct result of a power surge is also covered.

     (3) If Your covered product requires replacement, return it to the nearest Administrator's retail store for determination that Your covered product is defective and requires replacement.

     (4) If you do not reside in an Administrators territory, contact the Administrator at 1-877-472-5422, Monday - Friday 10:00am to 9:00pm, Saturday 9:00am to 9:00pm, Sunday 11:00am to 7:00pm. You will be instructed on where to ship Your Covered Product for determination that Your covered product is defective and requires replacement.. If appropriate, the Administrator will issue a return authorization number (RA#). You are then responsible for shipping and handling charges to the Administrator at the national return center. You must write the RA# on the outside of the package. Covered Products shipped without the RA# will be refused. Covered Products found to be non-defective will be returned to You. You are responsible for all costs involved when Covered Products are found to be non-defective.

     (5) The limit of liability under the replacement plan is the value of the Covered Product at the time of purchase. This Agreement shall expire upon replacement of the Covered Product. Coverage provided under this Contract shall not be transferable to any replaced product, unless otherwise required by state law. All defective products will become Our property, should We unilaterally elect to exercise Our rights to the property.


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(6)  This  Agreement  excludes,   (a)  products  not  originally  covered  by  a
     manufacturer's  warranty;  product  repairs  that  should be covered by the manufacturer's  warranty  or are a  result  of a recall  regardless  of the manufacturer's ability to pay for such repairs; (b) periodic checkups and/or preventative maintenance as directed by the manufacturer except as provided herein; any deficiencies noted on the sales receipt; (c) parts or repairs due to normal wear and tear unless tied to a breakdown and items normally designed to be periodically replaced by You during the life of the covered product, including but not limited to batteries, light bulbs, etc;
     (d) damage from accident, abuse, misuse, mishandling, introduction of foreign objects into the Covered Products; (e) unauthorized modifications
     or   alterations  to  a  Covered   Product;   (f)  failure  to  follow  the
     manufacturer's instructions; (g) external causes including third party actions, fire, theft, insects, animals, exposure to weather conditions, earthquake, sand, dirt, hail, windstorm, flood, water, acts of god; (h) consequential loss of any nature; (i) loss or damage caused by war, invasion or act of foreign enemy, hostilities, rebellion, riot, civil war, strike labor disturbance, lockout, or civil commotion; (j) incidental, consequential or secondary damages or delay in rendering service under the Agreement, or loss of use during the period that the Covered Product is at an authorized service center or otherwise awaiting parts; (k) any product used in a commercial setting or rental basis; (l) failures that occur outside the 50 states of the United States of America; (m) nonfunctional or aesthetic parts including but not limited to plastic parts, knobs, rollers, baskets, scratches, peeling and dents; (n) unauthorized repairs and/or parts; (o) cost of installations, set-up, diagnostic charges, removal of reinstallation of the Covered Product, except as provided herein; (p) accessories used in conjunction with a Covered Product; (q) any loss other than a covered breakdown of the Covered Product; (r) service where no problem can be found; (s) breakdown which are not reported within the term of the Agreement; (t) failure as a result from rust or corrosion on any covered product or part; (u) damage to clothing; (v) abnormal variation of electricity or water supply; (w) water and gas lines beyond the Covered Product; (x) damage incurred while moving the Covered Product to another location; (y) reimbursement of food loss due to natural spoilage or caused by misuse of the Covered Product; (z) products greater than 14 years old;
     (aa) any storage media damaged by a malfunctioning part; (bb) improper installation of components or peripherals; (cc) repair or replacement of upgraded internal computer components when repair or replacement is required due to incompatibility of parts or incorrect installation; (dd) broken or cracked LCD screens in notebooks or portable computers and burned in phosphor in CRT or any other type of display; (ee) application programs, operating software or other software, loss of data or restorations of programs that You were responsible for back up prior for commencement of repair; (ff) corruption of any program, data or setup information resident on any hard drives and internal or external removable storage devices, as a result of the malfunctioning or damage of an operating part, or as a result of any repairs or replacement under this Agreement; (gg) color fading of picture for any television; (hh) plasma televisions in use at or above 6000 ft. above sea level; (ii) burned-in phosphor (including image ghosting), pixel burnout not in accordance with the manufacturer's specifications.

(7) You have the right to cancel at any time by contacting the Administrator at a retail store or by writing to the Administrator at 3295 College Street, Beaumont, TX 77701. If You cancel Your Agreement within thirty (30) days of receipt of Your Agreement, You can return to the Retailer for a full refund. If You cancel after thirty (30) days of receipt of Your Agreement, please contact the Administrator. You will receive a pro-rata refund based on the time expired less a twenty-five dollar ($25) cancellation fee, or ten percent (10%) of the purchase price (whichever is less), less the cost of claims paid. We may not cancel this Agreement except for fraud, material misrepresentation or non-payment by You; or if required to do so by a regulatory authority. Notice of such cancellation will be in writing and given at least thirty (30) days prior to cancellation. If We cancel, the return premium is based upon one-hundred percent (100%) of the unearned pro-rata premium.

(8) This Agreement is transferable by the original purchaser for the balance of the original replacement plan service agreement protection period. The
     Covered Product may be registered by mailing information to the Administrator, including the agreement reference number, date of new ownership, new owners name, complete address, and telephone number.

     (9) The Agreement territory is limited to the United States of America, including the District of Columbia. It does not include any Canadian or U.S. Territories including Guam, Puerto Rico, or U.S. Virgin Islands.

     (10) If We pay for a loss, We may require You to assign Us Your rights of recovery against others. We will not pay for a loss if You impair these rights to recover. Your rights to recover from others may not be waived.

     (11) This Agreement is not renewable.

     (12) The   Administrator   (Conn's)   provides   customer   assistance   at
          www.conns.com, check the local telephone listings in your area for your nearest Conn's store, visit any Conn's store location or by calling 1-877-472-5422.

(13) Arbitration   Provision  -  READ  THE   FOLLOWING   ARBITRATION   PROVISION
     ("PROVISION") CAREFULLY. IT LIMITS CERTAIN OF YOUR RIGHTS, INCLUDING YOUR RIGHT TO OBTAIN RELIEF OR DAMAGES THROUGH COURT ACTION.

     As used in this Provision, "You" and "Your" mean the person or persons named in this Agreement, and all of his/her heirs, survivors, assigns and representatives. And, "We" and "Us" shall mean the Obligor identified above and shall be deemed to include all of its agents, affiliates, successors and assigns, and any retailer or distributor of its products, and all of the dealers, licensees, and employees of any of the foregoing entities

     Any and all claims, disputes, or controversies of any nature whatsoever (whether in contract, tort or otherwise, including statutory, common law, fraud (whether by misrepresentation or by omission) or other intentional tort, property, or equitable claims) arising out of, relating to, or in connection with (1) this [Service Agreement] or any prior Agreement, and the purchase thereof; and (2) the validity, scope, interpretation, or enforceability of this Provision or of the entire Agreement ("Claim"), shall be resolved by binding arbitration before a single arbitrator. All arbitrations shall be administered by the American Arbitration Association ("AAA") in accordance with its Expedited Procedures of the Commercial Arbitration Rules of the AAA in effect at the time the Claim is filed. The terms of this Provision shall control any inconsistency between the AAA's Rules and this Provision. You may obtain a copy of the AAA's Rules by calling (800) 778-7879. Upon written request We will advance to You either all or part of the fees of the AAA and of the arbitrator. The arbitrator will decide whether You or We will be responsible for these fees. The arbitrator shall apply relevant substantive law and applicable statute of limitations and shall provide written, reasoned findings of fact and conclusions of law. The arbitration shall be held at a location selected by Us within the state in which You purchased this Agreement. This Provision is part of a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. ss. 1 et seq. If any portion of this Arbitration Provision is deemed invalid or unenforceable, it shall not invalidate the remaining portions of the Arbitration Provision. This Arbitration Provision shall inure to the benefit of and be binding on You and Us and its Provision shall continue in full force and effect subsequent to and notwithstanding the expiration of termination of this Agreement.

     You agree that any arbitration proceeding will only consider Your Claims. Claims by, or on behalf of, other individuals will not be arbitrated in any proceeding that is considering Your Claims.

     You and We Understand and agree that because of this arbitration PROVISION neither you nor us will have the right to go to court except as provided above or to have a jury trial or to participate as any member of a class of claimants pertaining to any claim.

     THIS SERVICE AGREEMENT PROVIDES NO BENEFITS DURING THE TERM OF THE MANUFACTURER'S WARRANTY. THE TERM OF THIS SERVICE AGREEMENT AND THE COVERAGE DESCRIBED HEREIN COMMENCE IMMEDIATELY UPON EXPIRATION OF THE MANUFACTURER'S WARRANTY.

(14) State Disclosures - These special state disclosures apply if Your Agreement was delivered to You in one of the following states and supersedes any other provision herein to the contrary.

     Louisiana residents: The Arbitration Provision is deleted in its entirety.


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     Texas residents:  A ten percent (10%) penalty per month shall be applied to refunds not paid or credited within thirty (30) days of receipt of returned service Agreement. The obligations under this Agreement are insured by a policy of insurance issued by American Bankers Insurance Company of Florida, 11222 Quail Roost Drive, Miami, FL 33157. In the event any covered service is not paid within 60 days after proof of loss has been filed, or is a refund or credit is not paid before the 46th day after the date which the Agreement is returned, you may apply directly to American Bankers Insurance Company of Florida. If yOU have complaints or questions regarding this Agreement, yOU may contact the Texas Department of Licensing and Regulation at the following address and telephone number: Texas Department of Licensing and Regulation, Post Office Box 12157, Austin, Texas 78711; 512-463-6599 or 800-803-9202.


        To learn more about how Federal Warranty Service Corporation, an Assurant Solutions company, uses your information, please visit our website at www.assurantsolutions.com.




                                    EXHIBIT D

This Exhibit D is attached, as of the date of execution of Amendment #5, to that certain Dealer Agreement by and between Voyager Service Programs, Inc. and Conn Appliances, Inc., effective January 1, 1998, and replaces any previous version.


EXPERIENCE REFUND COMPUTATION

Step 1. In accordance with Paragraph 5.5, Federal shall calculate an Experience Refund which shall be on a cumulative inception to date basis as follows:

     a. From the net written Federal Fees, the unearned Federal Fees as of the end of the applicable Calculation Period shall be subtracted. The amount of the "unearned Federal Fees" shall be calculated using the pro rata method, over the term of each individual Service Contract beginning in the tenth month following the sale of such Service Contract. The resulting number is the earned Federal Fees.

     b. From the earned Federal Fees premium taxes and the Dealer Administrative Compensation associated with the earned Federal Fees shall be subtracted. Federal shall also subtract and retain: i) Federal's retention of 4% of the Contract Price for Non-Replacement Service Contracts, and ii) Federal's retention of 8% of the Contract Price for Replacement Plan Service Programs for the first $3,750,000 of such retail sales during any contract year, and iii) Federal's retention of 4% of the Contract Price for Replacement Plan Service Programs for retail sales in excess of $3,750,000 during any contract year, if any.

From  the  amount   calculated  in  (b),  the  paid  Service   Contract  Losses,
claims-related expenses and ending claims reserves shall be subtracted.

Step. 2. From the sum determined under Step 1, subtract any Experience Refunds previously paid for prior Calculation Periods.

The positive or negative amount calculated in accordance with these steps is the "Experience Refund" for the applicable Calculation Period to in Subparagraph 5.5.


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